Exhibit 10.4

SECURED CREDIT AGREEMENT

This Secured Credit Agreement (this “Agreement”) is made on July 22, 2024 (“Effective Date”) between Pineapple Energy, Inc., a Minnesota corporation having an office located at 10900 Red Circle Drive, Minnetonka, Minnesota 55343 (“Borrower”) and MBB Energy, LLC, a New York limited liability company having an office located at 171 Remington Boulevard, Ronkonkoma, New York 11779 ( “Lender”).

RECITALS

The Borrower has requested Lender to extend credit from time to time and Lender is willing to extend such credit to the Borrower, subject to the terms and conditions set forth herein and in the Subordination Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

Article I.      DEFINITIONS

Section 1.01   Certain capitalized terms used in this Agreement are defined on Exhibit 1.01.

Article II.      LOANS

Section 2.01   Loans.

(a)      Initial Loan. On the Effective Date, Lender shall make an initial loan (the “Initial Loan”) to Borrower in the principal sum of Five Hundred Thousand ($500,000.00) Dollars on the terms and conditions set forth in this Agreement. Lender shall advance the Initial Loan to Borrower in an amount equal to eighty percent (80%) of such principal sum, which shall constitute an original issue discount. The amount of such original issue discount is a sum equal to twenty (20%) percent (the “Original Issue Discount”) in accordance with Article 10 hereof.

(b)      Additional Loans. Commencing ninety (90) calendar days following the Effective Date and terminating on the Maturity Date, Lender shall have the right, without commitment or obligation, to make one or more loans (each, a “Loan” and collectively with the Initial Loan, the “Loans”) to Borrower from time to time upon Borrower’s written request as set forth herein; provided that no Loan shall be made if, after giving effect to such Loan, the aggregate principal sum of all outstanding Loans would exceed the Maximum Credit Line.

(c)      Funding. Lender shall advance each Loan to Borrower in an amount equal to the principal sum of such Loan minus the Original Issue Discount.

 EXECUTION VERSION

(d)      Loan Requests. Borrower shall give Lender written notice (a “Loan Request Notice”) to request a Loan hereunder. The Loan Request Notice shall be irrevocable and shall specify with particularity the amount of the proposed Loan, the proposed use of the Loan proceeds, and the proposed Borrowing Date.

(e)      Maturity. On the Maturity Date, Borrower shall, without any notice or demand whatsoever being required, immediately repay in full the unpaid principal amount of all Loans then outstanding (including the Original Issue Discount), together with all other amounts due and payable hereunder and under the other Loan Documents (collectively, the “Repayment Amount”).

(f)      Secured Credit Note. The Loans to be made by Lender to Borrower hereunder shall be evidenced by a Secured Credit Note (the “Note”), in substantially the form attached hereto as Exhibit 2.01(f), duly executed and delivered on behalf of Borrower and payable to the order of Lender in a principal amount equal to the Maximum Credit Line. Lender is authorized to record the date, amount of each Loan, and the date and amount of each payment or prepayment of principal of each Loan by the Borrower in Lender’s records and/or on the grid schedule annexed to the Note; provided that the failure of Lender to set forth each such Loan, payment and other information shall not in any manner affect the obligation of Borrower to repay in full each Loan made by Lender in accordance with the terms of the Note and this Agreement. The Note, the grid schedule, and the books and records of Lender shall constitute presumptive evidence of the information so recorded absent manifest error.

(g)      Security Agreement. The Note shall be secured by the Security Agreement to be made by Borrower in favor of Secured Party, in substantially the form attached hereto as Exhibit 2.01(g), duly executed and delivered on behalf of Borrower.

(h)      Subordination Agreement. The rights and remedies of the parties hereto shall be subject to the terms and conditions of the Subordination Agreement.

Article III.      PROVISIONS RELATING TO LOANS

Section 3.01   Interest. Each Loan shall bear interest on the unpaid principal amount thereof (without deduction for the Ordinary Issue Discount) at an interest rate equal to Twenty Percent (20.0%) per annum; provided that payment in full on the Maturity Date as provided in Section 2.01(e) satisfies the interest accrual on the Loan from initial issuance to the Maturity Date.

Section 3.02   Default Interest. Upon the occurrence and during the continuance of an Event of Default, the outstanding principal amount of the Loans shall bear interest payable on demand at a rate of interest of five (5.0%) percent per annum in excess of the interest rate otherwise then in effect or, if less, the maximum lawful rate of interest.

EXECUTION VERSION

Section 3.03   Usury Savings Clause. Anything in this Agreement or the Note to the contrary notwithstanding, the obligation of the Borrower to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be paid to Lender to the extent that the charging or receipt thereof would not be permissible under the law or laws applicable to Lender limiting the rates of interest that may be charged or collected by Lender. If the provisions of this Agreement or any Note would at any time otherwise require payment by the Borrower to Lender of any amount of interest in excess of the maximum amount then permitted by applicable law, the interest payments shall be reduced to the extent necessary so that Lender shall not receive interest in excess of such maximum amount.

Section 3.04   Computation. Interest on each Loan shall be calculated on the basis year of 360 days and shall be payable for the actual days elapsed.

Section 3.05   Prepayment. Prior to Maturity, the Borrower shall prepay Loans upon the occurrence of either or both of the following events:

(a)      In the event that Borrower consummates one or more Equity Offerings in which Borrower derives aggregate gross proceeds of at least $3,150,000, Borrower shall prepay the the unpaid principal amount of the Initial Loan (including the Original Issue Discount) simultaneous with the closing of such Equity Offerings; and/or

(b)      In the event that Borrower consummates one or more Equity Offerings in which Borrower derives aggregate gross proceeds of at least $4,400,000, Borrower shall prepay the Repayment Amount in full simultaneous with the closing of such Equity Offerings. Upon such full payment to Lender, Borrower shall be discharged of the Obligations hereunder and the Note shall be deemed satisfied and paid in full.

Section 3.06 Manner of Payment. All payments on the Loans shall be made in lawful money of the United States of America no later than 12:00 PM on the date on which such payment is due by wire transfer of immediately available funds to Lender’s account at a bank specified by Lender in writing to Borrower from time to time.

Article IV.      REPRESENTATIONS AND WARRANTIES

To induce Lender to enter into this Agreement and to make the Loans herein provided for, Borrower represents and warrants to Lender that the following statements are true and correct on the Effective Date and shall be true and correct at all times during the Term:

Section 4.01   Organization, Powers. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota. Borrower has the power and authority to own its properties and to carry on its business as now being conducted. Borrower is duly qualified to do business in every jurisdiction wherein the

EXECUTION VERSION

conduct of its business or the ownership of its properties are such as to require such qualification. Borrower has the power to execute, deliver and perform each of the Loan Documents.

Section 4.02   Enforceable Obligations. This Agreement and each other Loan Document to which the Borrower is a party constitutes a legal, valid and binding obligation of the Borrower, enforceable against Borrower in accordance with its terms.

Section 4.03   Authorization. The execution, delivery and performance by Borrower of this Agreement and the other Loan Documents to which it is a party (1) have been duly authorized by all requisite corporate action; (2) will not violate or require any consent under any provision of law applicable to Borrower, any rule or regulation of any Governmental Authority, or the Charter Documents of Borrower; and (3) will not conflict with, result in a breach of or constitute, with due notice and/or lapse of time, a default under any agreement to which Borrower is a party or result in the creation or imposition of any Lien of any nature whatsoever upon any of the property or assets of Borrower.

Section 4.04   Taxes. Borrower has filed or caused to be filed all federal, state and local tax returns which are required to be filed, and has paid or has caused to be paid all taxes as shown on said returns or on any assessment it has received, to the extent that such taxes have become due.

Section 4.05   Title to Properties. Borrower has good title to its properties and assets, and all such properties and assets are free and clear of all Liens subject only to the existing Liens of the Prior Loans and the terms and conditions of the Subordination Agreement.

Section 4.06   Litigation. There are no actions, suits or proceedings pending or threatened against or affecting the Borrower or before or by any Governmental Authority which involve the transactions contemplated herein. Borrower is not in default with respect to any judgment, writ, injunction, decree, rule or regulation of any Governmental Authority.

Section 4.07   Security Agreement. The Security Agreement shall constitute a valid and continuing lien on and security interest in the Collateral referred to in such Security Agreement in favor of Lender, for the benefit of Lender, which shall be prior to all other Liens, claims and rights of all other Persons in such Collateral whatsoever, subject only to the existing Liens of the Prior Loans and the terms and conditions of the Subordination Agreement.

Section 4.08   Permits and Licenses. Borrower has all permits, licenses, certifications, authorizations and approvals required for it lawfully to own and operate its business.

Section 4.09   Compliance with Laws. Borrower is in compliance with all laws, rules, regulations, orders and decrees which are applicable to it or any of its properties.

EXECUTION VERSION

Section 4.10   Disclosure. This Agreement, the Note, any other Loan Document, and any and all other documents, certificates or written statements furnished to Lender by or on behalf of the Borrower for use in connection with the transactions contemplated by this Agreement do not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which they were made.

Article V.      CONDITIONS OF LENDING

Section 5.01   Conditions to Initial Extension of Credit. The Closing and the making of the Initial Loan are subject to the satisfaction or waiver by Lender of the following conditions precedent:

(a)      Agreement. On or prior to the Closing Date, Lender shall have received this Agreement, the Note, and the Security Documents, each duly executed by the Borrower.

(b)      Other Lender Agreements. On or prior to the Closing Date, Lender shall have received a copy of the secured credit agreement, the secured credit note and the security documents, each duly executed by the Borrower and an affiliate of Conduit Capital U.S. Inc. (the “Other Lender”) in the same form as the Agreement, the Note, and the Security Documents (the “Other Lender Agreements”) with only such changes necessary and appropriate to reflect the Other Lender as the counterparty.

(c)      Intercreditor Agreement. On or prior to the Closing Date, Lender shall have received the intercreditor agreement (the “Intercreditor Agreement”) of even date herewith between the Lender and the Other Lender, duly executed by the Other Lender.

(d)      Other Loan. On the Closing Date, Lender shall have received evidence of the making of an initial loan under the Other Lender Agreements in the same amount as contemplated under this Agreement.

(e)      Decathlon Consent. On or prior to the Closing Date, Lender shall have received the written consent of Decathlon to Borrower’s execution of the Loan Documents and the confirmation that to the best of Decathlon’s knowledge, there is no event of default existing or continuing nor any other event that has occurred which would be an event of default but for the passage of time under the Decathlon Loan Documents and related agreements with Borrower and/or its affiliated entities.

(f)      Hercules Consent. On or prior to the Closing Date, Lender shall have received the written consent of Hercules to Borrower’s execution of the Loan Documents and the confirmation that to the best of Hercules’ knowledge, there is no event of default existing or continuing nor any other event that has occurred which would be an event of default but for the passage of time under the Hercules Loan Documents and related agreements with Borrower and/or its affiliated entities.

EXECUTION VERSION

(g)      Subordination Agreement. On or prior to the Closing Date, Lender shall have received the Subordination Agreement, duly executed by Borrower, Decathlon and Hercules.

(h)      Board Resolutions. On or prior to the Closing Date, Lender shall have received a true and complete copy of resolutions adopted by the Board of Directors of Borrower authorizing the execution, delivery and performance of the Loan Documents.

(i)      UCC Recording. On or prior to the Closing Date, Lender shall have received each Loan Document, including without limitation UCC-1 Financing Statements required by the Security Documents and/or under the laws of any jurisdiction to be filed, registered or recorded in order to create, in favor of Lender, a perfected lien on the Collateral described in the Security Documents, in form to be properly filed, registered or recorded, in the office in such jurisdiction.

(j)      Fees and Expenses. On or prior to the Closing Date, Lender shall have received payment of all interest, fees and reimbursement of expenses payable to Lender pursuant to this Agreement and the other Loan Documents, including without limitation the fees and expenses of legal counsel engaged by Lender, search fees, filing fees, recording fees and service company fees, if any.

(k)      No Litigation. No action, suit, investigation, litigation or proceeding affecting Borrower shall be pending or threatened before any court, governmental agency or arbiter.

Section 5.02   Conditions to Additional Loans. The making of Loans by Lender subsequent to the Closing Date is subject to the following conditions precedent (and in any event at Lender’s sole discretion):

(a)      No Default. No Event of Default shall have occurred and be continuing on the Borrowing Date or will result after giving effect to the Loan requested.

(b)      Availability. After giving effect to any requested Loan, the aggregate outstanding amount due on all Loans, including principal, interest and all other charges, shall not exceed the Maximum Credit Line.

(c)      Representations. The representations and warranties by Borrower set forth herein shall be true and correct on and as of the date on which Lender makes each such Loan to Borrower.

Article VI.      AFFIRMATIVE COVENANTS

Borrower covenants and agrees that at all times during the Term, it shall do all of the following:

EXECUTION VERSION

Section 6.01   Existence, Properties. Borrower shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and comply in all material respects with all laws applicable to it; at all times maintain, preserve and protect all trade names and preserve all of its properties used or useful in the conduct of its business and keep the same in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, replacements and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted in the ordinary course at all times; and at all times maintain general liability insurance covering its assets and its businesses with financially sound and reputable insurance companies or associations in amounts as are usually carried by companies engaged in the same or similar business.

Section 6.02   Payment of Indebtedness and Taxes. Borrower shall pay all indebtedness and obligations, now existing or hereafter arising, as and when due and payable and promptly pay and discharge, or cause to be paid and discharged, all taxes, assessments and government charges or levies imposed upon it or upon its income and profits, or upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties or any part thereof.

Section 6.03   Access to Premises. Borrower shall at any time permit Lender, upon written request, or any representative thereof, to visit the properties of Borrower during normal working hours.

Section 6.04   Notice of Default. Borrower shall promptly notify Lender of any Event of Default which shall have occurred hereunder or under any of the Loan Documents, which notice shall include a written statement as to such occurrence, specifying the nature thereof and the action, if any, which is proposed to be taken with respect thereto.

Section 6.05   Notice of Litigation. Borrower shall promptly notify Lender of the commencement of any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency.

Section 6.06   Notice of Default in Other Agreements. Borrower shall promptly notify Lender of any default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which Borrower is a party.

Section 6.07   Compliance with Applicable Laws. Borrower shall promptly comply with the requirements of all applicable laws, rules, regulations and orders of any federal, state or local governmental authority.

EXECUTION VERSION

Section 6.08   Board Seat. Subject to the customary board nomination process of Borrower, the charter documents of Borrower, and as required by applicable federal and state laws, as soon as reasonably practicable after the Closing Date, Borrower shall nominate to the board of directors of Borrower a designee of the Other Lender, which individual shall be designated pursuant to the Intercreditor Agreement.

Article VII.      NEGATIVE COVENANTS

Borrower covenants and agrees with Lender that so long as all or any of the principal of and/or interest on any Note or any other Obligations hereunder shall be unpaid, it shall not directly or indirectly:

Section 7.01   No Other Liens. Incur, create, assume or suffer to exist any lien on any of their respective assets now or hereafter owned, other than Liens granted to Lender under this Agreement, any other Loan Document, or the Prior Loans.

Section 7.02   Indebtedness. Incur, create, assume or suffer to exist or otherwise become liable in respect of any indebtedness whatsoever, other than Indebtedness to Lender under this Agreement, the Notes, any other Loan Document, or the Prior Loans.

Section 7.03   Guarantees.   Guarantee, endorse, become surety for, or otherwise in any way whatsoever become or be responsible for the Indebtedness or obligations of any Person.

Section 7.04   Impairment of Security Interest. Subject to the terms and conditions of the Subordination Agreement, take or omit to take any action which could reasonably be expected to have the result of impairing the security interest in any property subject to a security interest in favor of Lender or grant to any person any interest whatsoever, whether subordinate or otherwise, in any property which is subject to a security interest in favor of Lender.

Section 7.05   Charter Documents. Amend, change and/or restate the Charter Documents.

Article VIII.      EVENTS OF DEFAULT

Section 8.01   Events of Default. An “Event of Default” shall mean the happening of any one or more of the following events:

(a)      Failure to pay the principal of or interest on any Loan or any other amount due under this Agreement or the Loan Documents as and when due and payable;

(b)      Failure to pay the principal of or interest on any Loan or any other amount as and when due and payable under the Prior Loans or the Contemporaneous Loans;

EXECUTION VERSION

(c)      Default in the due observance or performance of any covenant, condition or agreement set forth herein or any of the Loan Documents, if such default shall continue unremedied for a period of fifteen (15) days after written notice specifying the default with particularity;

(d)      Any representation or warranty made or deemed made in this Agreement or any other Loan Document shall have been false or misleading when made or given;

(e)      Borrower shall voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency or similar law or become unable or admit in writing its inability or fail generally to pay its debts as they become due;

(f)       An involuntary proceeding shall be commenced or an involuntary petition shall be filed under Title 11 of the United States Code or any other federal or state bankruptcy insolvency or similar law;

(g)      One or more orders, judgments or decrees for the payment of money in excess of $25,000.00 in the aggregate shall be rendered against Borrower and the same shall not have been paid in accordance with such judgment, order or decree; and/or

(h)      Any of the Liens purported to be granted pursuant to any Security Document shall fail or cease for any reason to be legal, valid and enforceable liens on the collateral purported to be covered thereby or shall fail or cease to have the priority purported to be created thereby.

(i)       Cross-Acceleration. The Prior Loans, the Contemporaneous Loans and/or any other indebtedness of Borrower is accelerated by the relevant lender.

Section 8.02   Remedies upon Event of Default. Upon the occurrence of an Event of Default and/or at any time thereafter during its continuance, Lender may, by written or telephonic notice to the Borrower, take either or both of the following actions at the same or different times: (a) terminate this Agreement and/or (b) declare the Note and any and all other Obligations to be forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Note or Security Documents to the contrary notwithstanding provided, however that, if an Event of Default described in Section 8.01(e) or Section 8.01(f) shall occur, the principal of (including Original Issue Discount) and accrued interest on all outstanding Loans shall become immediately due and payable without any notice, declaration, or other act on the part of the Lender; and/or (c) subject to the Subordination Agreement, exercise any or all of its rights, powers, or remedies under the Security Agreement or applicable law.

EXECUTION VERSION

Article IX.      INDEMNIFICATION

Section 9.01   Indemnification. Borrower shall indemnify and defend Lender and its members, employees, contractors and agents and the Affiliates of each of the foregoing, and shall hold each of them harmless from and against any and all injuries, claims, damages, judgments, liabilities, costs and expenses including without limitation reasonable attorneys’ fees and expenses which may be incurred by or asserted against Lender in connection with or arising out of (a) any breach of Borrower’s covenants or warranties set forth in this Agreement; (b) any representation of Borrower as set forth in this Agreement shall be untrue, incomplete or misleading; (c) the actions and omissions of Borrower and/or its employees, contractors, agents and their respective Affiliates; and/or (d) the fraud, willful misconduct or gross negligence of Borrower and/or its employees, contractors and agents and their respective Affiliates.

Article X.      ORIGINAL ISSUE DISCOUNT

Section 10.01   Original Issue Discount. Borrower acknowledges and agrees that the Original Issue Discount is compensation to Lender for foregone earnings and that such Original Issue Discount is not a fee for services. The Original Issue Discount shall constitute interest paid in advance, and is in addition to, and is excluded from, the interest that shall accrue on the Loans in accordance with Article III.

Section 10.02.  Tax Treatment. The parties agree that the Loans are being issued with “original issue discount” for United States income tax purposes in accordance with the requirements under the Internal Revenue Code, as amended. The parties shall treat and report all payments made pursuant to this Agreement consistent with the foregoing characterization for all tax purposes. The parties shall not take any position to the contrary or file any tax return, report or declaration inconsistent with such treatment.

Section 10.03    Principal Sum. Borrower agrees that the funded amount of all Loans shall be reduced by the Original Issue Discount, which sum shall be retained by Lender. Borrower agrees that, notwithstanding such deduction of the Original Issue Discount, Borrower is and shall remain liable to pay (a) the full principal amount of all Loans, inclusive of the Original Issue Discount and without giving effect to such deduction, and (b) interest, which shall accrue as provided in Section 3.01 hereof on the outstanding principal amount of such Loans, inclusive of the Original Issue Discount and without giving effect to such deduction. All calculations of interest and fees in respect of the Loans shall be calculated on the basis of their full stated principal sum. For the avoidance of doubt, the Original Issue Discount is and shall be deemed to be a part of the aggregate outstanding principal sum due hereunder and under the Note.

Section 10.04   Fully Earned. The Original Issue Discount for any Loan shall be fully earned by Lender on the Borrowing Date thereof.

EXECUTION VERSION

Article XI.      GENERAL PROVISIONS

Section 11.01   Notices. All notices, requests and demands to any party hereto shall be made in writing and shall be conclusively deemed to have been received by a party hereto and to be effective on the day on which delivered by hand to such party or one business day after being sent by nationally recognized overnight courier service. Each such notice shall be given to a party at its address set forth in the Preamble to this Agreement. Either party may give notice to the other party about a change in its address.

Section 11.02   Effectiveness. This Agreement shall become effective on the date on which all parties hereto shall have signed a counterpart copy hereof and shall have delivered the same to Lender. All representations and warranties made herein and in the other Loan Documents shall survive the making by Lender of the Loans and the execution and delivery to Lender of the Note and shall continue in full force and effect so long as the Obligations hereunder are outstanding and unpaid. The obligations of Borrower under this Agreement shall survive the expiration of the Term through and including the date of full payment of the Obligations.

Section 11.03   Expenses. Borrower agrees to pay or reimburse Lender for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation and execution of and any amendment or modification to this Agreement, the Note or any other Loan Documents and the consummation of the transactions contemplated hereby and thereby, including without limitation reasonable attorneys fees and expenses, and to pay or reimburse Lender for all its costs and expenses incurred in connection with the enforcement and preservation of any rights under this Agreement, the Note, the Loan Documents, and any other documents prepared in connection herewith or therewith, including without limitation reasonable fees and expenses of Lender, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Obligations.

Section 11.04   Amendments. This Agreement shall not be amended or changed unless made in writing and executed by both parties.

Section 11.05   Successors and Assigns. This Agreement shall be binding upon Borrower and its successors and assigns. This Agreement shall inure to the benefit of Lender, all future holders of the Note and the successors and assigns of each of the foregoing.

Section 11.06   No Waiver; Cumulative Remedies. Neither any failure nor any delay on the part of Lender in exercising any right, power or privilege hereunder or under any Note or any other Loan Document shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege. The rights, remedies, powers and privileges herein provided or provided in the other Loan Documents are cumulative and not exclusive of any rights, remedies powers and privileges provided by law.

EXECUTION VERSION

Section 11.07   Entire Agreement. The Loan Documents contain all of the agreements between the parties relating to the Loans, and all prior or contemporaneous agreements, understandings, representations, and statements, oral or written, are merged herein and therein.

Section 11.08   Governing Law; Disputes. This Agreement and the performance hereunder will be governed in all respects by the laws of the State of New York, without giving effect to principles of conflicts of laws or statutes. The parties agree that the sole and exclusive jurisdiction and venue for any litigation arising from or relating to this Agreement or the subject matter hereof will be a federal or state court located in Suffolk County in the State of New York. Each party knowingly and voluntarily submits to personal jurisdiction over it in New York and to the exercise of jurisdiction over it by such court. Borrower knowingly and voluntarily waives and agrees not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding any claim that it is not personally subject to the jurisdiction of such federal or state courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that this Agreement, the Note, the Security Agreement and/or any other document or instrument referred to herein or therein or the subject matter hereof or thereof may not be litigated in or by such federal or state courts. EACH PARTY HERETO WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION OR PROCEEDING, AT LAW OR IN EQUITY, DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTE, ANY LOAN DOCUMENT AND/OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

Section 11.09   Severability. In case any one or more of the provisions contained in this Agreement, the Note or any Loan Document should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

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EXECUTION VERSION

Section 11.10   Counterparts. This Agreement may be executed in two or more counterparts, and by original, facsimile or PDF (portable document format) signatures, each of which shall constitute an original, but all of which, taken together, shall constitute one and the same agreement.

IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be duly executed by their duly authorized officers on the Effective Date.

PINEAPPLE ENERGY, INC.

by:
Name: James R. Brennan
Title: Chief Operating Officer

MBB ENERGY, LLC

by:
Name: Scott Maskin
Title: Member

EXECUTION VERSION

Exhibit 1.01

Definitions

As used herein, the following words and terms shall have the meanings ascribed below:

“Affiliate” shall mean with respect to a specified Person, another Person which, directly or indirectly, controls or is controlled by or is under common control with such specified Person. For the purpose of this definition, “control” of a Person shall mean the power, direct or indirect, to direct or cause the direction of the management or policies of such Person whether through the ownership of voting securities, by contract or otherwise.

“Borrowing Date” shall mean, with respect to any Loan made under this Agreement, the date on which such Loan is disbursed to the Borrower.

“Charter Documents” means the Certificate of Incorporation and Bylaws of Borrower, each as amended to date.

“Closing Date” shall mean the date on which all of the conditions to Closing have been satisfied and the initial Loan hereunder shall have been made in accordance with Section 5.01.

“Contemporaneous Loans” shall mean the loans and advances made to Borrower by Conduit Capital or one or more principals thereof consummated contemporaneously with any Loan.

“Decathlon Loan” shall mean the loans and advances made to Borrower by Decathlon Specialty Finance, LLC in accordance with the Decathlon Loan Documents.

“Decathlon Loan Documents “ shall mean that certain Revenue Loan and Security Agreement dated as of June 1, 2023, as amended to date.

“Default” shall mean any condition or event that upon notice, lapse of time or both would constitute an Event of Default.

“Dollar” and the symbol “$” shall mean lawful money of the United States of America.

“Equity Offering” shall mean the offer, sale and issuance by Borrower of equity securities to any one or more persons or entities.

“Governmental Authority” shall mean any nation or government, any state, province, city or municipal entity or other political subdivision thereof, and any governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority,

EXECUTION VERSION

instrumentality, commission, board or similar body, whether federal, state, provincial, territorial, local or foreign.

“Hercules Loan” shall mean the loans and advances made to Borrower by Hercules Capital, Inc. in accordance with the Hercules Loan Documents.

“Hercules Loan Documents” shall mean that certain Working Capital Loan and Security Agreement is made and dated as of January 8, 2021, as amended to date.

“Lien” shall mean any statutory or other lien, security interest, mortgage, deed of trust, pledge, charge, conditional sale, title retention agreement, capital lease or other encumbrance or similar right of others, and/or any agreement evidence the foregoing.

“Loan Documents” shall mean, collectively, this Agreement, the Note, the Security Documents, and each other agreement executed in connection with the transactions contemplated hereby or thereby, as each of the same may hereafter be amended, restated, supplemented or otherwise modified from time to time.

“Maturity Date” shall mean the sooner to occur of (a) the first (1st) anniversary of the Effective Date and (b) three business days after the consummation of an Equity Offering.

“Maximum Credit Line” shall mean the sum of One Million ($1,000,000.00) Dollars.

“Obligations” shall mean all obligations, liabilities and indebtedness of Borrower to Lender, whether now existing or hereafter created, absolute or contingent, direct or indirect, due or not, whether created directly or acquired by assignment or otherwise, arising under or relating to this Agreement, the Note or any other Loan Document including without limitation all obligations, liabilities and indebtedness of the Borrower with respect to the principal of and interest on the Loans and all fees, costs, expenses and indemnity obligations of the Borrower hereunder or under any other Loan Document.

“Person” shall mean any natural person, corporation, limited liability company, limited liability partnership, business trust, joint venture, association, company, partnership or Governmental Authority.

“Prior Loans” shall mean the Decathlon Loan and the Hercules Loan.

“Security Agreement” shall mean the Security Agreement to be executed and delivered on the Closing Date by the Borrower and Lender.

“Security Documents” shall mean the Security Agreement and each other collateral security document delivered to Lender.

EXECUTION VERSION

“Securities Act” shall mean the Securities Act of 1933, as amended (15 U.S. Code § 77a et. seq).

“Subordination Agreement” means that certain Subordination Agreement of even date herewith among Debtor, Lender, Decathlon and Hercules.

“Term” shall mean the period of time commencing on the Effective Date and ending on the Maturity Date (as such date may be extended in accordance with this Agreement) unless sooner terminated in accordance herewith.

EXECUTION VERSION

Exhibit 2.02(f)

Form of Secured Promissory Note

[attached]

EXECUTION VERSION

Exhibit 2.02(g)

Form of Security Agreement

[attached]

EXECUTION VERSION